EXHIBIT 10(o)

                               FIRST AMENDMENT TO
                       HALLIBURTON ELECTIVE DEFERRAL PLAN


         WHEREAS, HALLIBURTON COMPANY (the "Company") has heretofore adopted the HALLIBURTON ELECTIVE DEFERRAL PLAN (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Plan shall be amended as follows, effective November 1, 1995:

          1. Section 3.1(a) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(a) Any Participant may elect to defer receipt of an integral percentage of from 5% to 50% of his Base Salary, in 5% increments, for any Plan Year; provided, however, that a Participant may elect to defer receipt of an integral percentage of from 5% to 90% of his Base Salary, in 5% increments, for the Plan Year in which he is first eligible to participate in the Plan. A Participant's election to defer receipt of a percentage of his Base Salary for any Plan Year shall be made on or before the last day of the preceding Plan Year. Notwithstanding the foregoing, if an individual initially becomes a Participant other than on the first day of a Plan Year, such Participant's election to defer receipt of a percentage of his Base Salary for such Plan Year may be made no later than 30 days after he becomes a Participant, but such election shall be prospective only. The reduction in a Participant's Base Salary pursuant to his election shall be effected by Base Salary reductions as of each payroll period within the election period. Base Salary for a Plan Year not deferred by a Participant pursuant to this Paragraph shall be received by such Participant in cash, except as provided by any other plan maintained by the Employer. Deferrals of Base Salary under this Plan shall be made before elective deferrals or contributions of Base Salary under any other plan maintained by the Employer. Base Salary deferrals made by a Participant shall be credited to such Participant's Account as of the date the Base Salary deferred would have been received by such Participant in cash had no deferral been made pursuant to this Section. Except as provided in Paragraph
         (b), deferral elections for a Plan Year pursuant to this Section shall be irrevocable."

          2. Section 3.2 of the Plan shall be deleted and the following shall be substituted therefor:

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                  "3.2 Bonus Compensation  Deferrals.  Any Participant may elect to defer  receipt of an  integral  percentage  of from 5% to 90% of his
         Bonus   Compensation,   in  5%   increments,   for  any  Plan  Year.  A
         Participant's election to defer receipt of a percentage of his Bonus Compensation for any Plan Year shall be made on or before the last day of the preceding Plan Year. Notwithstanding the foregoing, if any individual initially becomes a Participant other than on the first day of a Plan Year, such Participant's election to defer receipt of a percentage of his Bonus Compensation for such Plan Year may be made no later than 30 days after he becomes a Participant, but such election shall apply only to a pro rata portion of his Bonus Compensation for such Plan Year based upon the number of complete months remaining in such Plan Year divided by twelve. A Participant shall make a separate election under this Section with respect to Bonus Compensation payable in cash and Bonus Compensation payable in Company Stock. Bonus Compensation for a Plan Year not deferred by a Participant pursuant to this Section shall be received by such Participant in cash or in Company Stock, as applicable, except as provided by any other plan maintained by the Employer. Deferrals of Bonus Compensation under this Plan shall be made before elective deferrals or contributions of Bonus Compensation under any other plan maintained by the Employer. Bonus Compensation deferrals made by a Participant shall be credited to such Participant's Account as of the date the Bonus Compensation deferred would have been received by such Participant had no deferral been made pursuant to this Section 3.2. Deferrals of Bonus Compensation payable in Company Stock shall be rounded to the nearest whole shares of Company Stock and credited to the Participant's Account as a number of Stock Equivalent Units equal to the number of shares of Company Stock deferred. Deferral elections for a Plan Year pursuant to this Section shall be irrevocable."

          3.  As  amended  hereby,   the  Plan  is  specifically   ratified  and
reaffirmed.

         EXECUTED as of the 6th day of December, 1995.

                               HALLIBURTON COMPANY



                              By: /s/ W. R. Howell
                             W. R. Howell, Chairman
                             Compensation Committee
                                  of Directors

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